BARAN GROUP, LTD.

NOTICE OF GENERAL SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2003

      NOTICE IS HEREBY GIVEN that a general special meeting of Baran Group, Ltd. (the “Company”) will be held at our executive offices at 5 Menachem Begin Avenue, 4th Floor, Beit Dagan, Israel, on April 27, 2003 at 5 p.m. (Israel time).

      The purpose of the general special meeting will be to consider a proposal to change the Company’s securities reporting obligations from reporting in conformity with the Israeli Securities Act to reporting in conformity with the U.S. Securities Exchange Act of 1934, as amended, pursuant to section 35LB of the Israeli Securities Act. The change of the reporting obligations will be effective as of a date to be determined by the Company’s management that shall be announced to the public.

      Our board of directors recommends a vote FOR the proposal to change the Company’s reporting obligations from Israeli securities laws to United States securities laws.

      United States shareholders who are unable to attend the General Special Meeting in person are requested to complete, date and sign the enclosed form of proxy card and return it promptly, so as to be received not later than forty-eight (48) hours before the meeting. Shareholders of record as of the close of business on March 31, 2003, will be entitled to notice of and to vote at the meeting.

By order of the Board of Directors, MEIR DOR Chairman of the Board of Directors

PROXY

BARAN GROUP, LTD.

Proxy for General Special Meeting of Shareholder
to be held April 27, 2003

      The undersigned hereby appoints Meir Dor as attorney in fact and proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the general special meeting of shareholders of Baran Group, Ltd., an Israeli corporation (the “Company”), to be held on April 27, 2003 at 5 p.m. (Israeli time), and at any adjournment or postponement thereof, and to vote all ordinary shares of the Company held of record by the undersigned as of March 31, 2003, with all of the powers the undersigned would possess if personally present at such meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY
(Continued and to be signed on reverse side)

Please sign, date and return promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. “X”

	For	Against	Abstain
Approval of change in Company’s reporting Obligations to report in conformity with United States Securities laws	___	___	___

Signature of shareholder ____________________	Date: __________

Signature of shareholder _____________________	Date: __________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TRANSLATED FROM HEBREW. This English translation is for convenience only in the event of any conflict, the Hebrew version will control.

Baran Group Ltd.
8 Haomarim St., Omer 84965 Israel
Tel: +972-8-6200-200
Fax: +972-8-6200-201

(Hereinafter: the “Company”)

3.25.2003

Invitation to a General Special Meeting

Pursuant to the Israeli Securities Act-1968 (hereinafter, the “Israeli Securities Act”), the Israeli Companies Act-1999 (hereinafter, the “Israeli Companies Act”) and the Israeli Companies Ordinance (Publication of Announcements of General and Class Meetings in Public Companies- 2000), Baran Group, Ltd. hereby announces the convening of a general special meeting of the Company’s shareholders, which shall take place on April 27, 2003 at 5 P.M. in the Company’s offices at 5 Menachem Begin Ave. 4th, floor. Beit Dagan, Israel. The agenda for the meeting is as follows:

1.	To change the Company’s securities reporting obligations from reporting in conformity with the Israeli Securities Act to reporting in conformity with the U.S. Securities Exchange Act of 1934, as amended, pursuant to section 35LB of the Israeli Securities Act. The change of the reporting obligations will be effective as of a date to be determined by the Company’s management which shall be announced to the public.

      General Special Meeting

2.	The Company announces, pursuant to the Companies Act and the Companies Ordinances, anyone who is a shareholder of the Company on March 31, 2003, will be entitled to participate in the meeting and vote either personally or by authorized representative (proxy), in accordance with appointment letter and/or approval of ownership letter.

The approval of ownership letters shall be submitted to the Company’s representative, Assael Haim Adv., until April 24, 2003 at 12:00 noon Israel time.

      The Voting Majority required for the General Special Meeting

3.	The voting majority required for the resolution of the general special meeting agenda is a majority of the Company’s shareholders, except for controlling shareholders, who are present and vote at the meeting.

       The Complete Version of the Proposed Resolutions may be Reviewed at

4.	Haim Assael Law Offices, 5 Menachem Begin, Beit Dagan 50200 Tel: 972-3-9775533; Fax: 972-3-9775534 attention Maya Goldman Adv., as well as on the Company’s web site: www.barangroup.com.

Baran Group Ltd.

Baran Group Ltd.

8 Haomarim St., Omer 84965
Tel: +972-8-6200-200
Fax: +972-8-6200-201

3.25.2003

To	To	To
The Securities Exchange Authority	Tel Aviv Stock Exchange	The Companies Registrar
22 Canfay Hanesharim St.	54 Ehad Ha’am St.	P.O.Box 28178
Jerusalem- 95464	Tel-Aviv- 65202	Jerusalem- 91280
Fax: +972-2-6513940	Fax: +972-3-5105379

Re:	Immediate Report- Securities Ordinances (Immediate and Periodic Reports)- 1970 (hereinafter- the “Reporting Ordinances”). Baran Group Ltd. ID# 52-003725-0 (hereinafter- the “Company”).

1.	The Company hereby files an immediate report with respect to the convening of a general special meeting of its shareholders.

      The Agenda of the General Special Meeting

2.	To change the Company’s securities reporting obligations from reporting in conformity with the Israeli Securities Act to reporting in conformity with the U.S. Securities Exchange Act of 1934, as amended, pursuant to section 35LB of the Israeli Securities Act. The change of the reporting obligations will be effective as of a date to be determined by the Company’s management which shall be announced to the public.

            Place and date of the General Special Meeting

3.	The general special meeting of the Company shall take place on April 27, 2003, at 5:00 PM in the Company’s offices at 5 Menachem Begin Ave. 4th, fl. in Beit Dagan.

The Company announces, pursuant to the Israeli Companies Act and Companies Ordinances, anyone who is a shareholder of the Company on March 31, 2003, will be entitled to participate in the meeting and vote either personally or by authorized representative (proxy), in accordance with appointment letter and/or approval of ownership letter.

The approval of ownership letters shall be submitted to the Company’s representative, Assael Haim Adv., until April 24, 2003 at 12:00 noon Israel time.

            The Voting Majority required for the General Special Meeting

4.	The voting majority required for the resolution of the general special meeting agenda is a majority of the Company’s shareholders, except for controlling shareholders, who are present and vote at the meeting.

            The Company’s Representative

5.	The Company’s representative who handles the immediate report affair is Maya Goldman, Adv. from 5 Menachem Begin Ave., Beit Dagan 50200. Tel: +972-3-9775533; Fax: +972-3-9775534.

             The Complete Version of the Proposed Resolutions may be reviewed at

6.	Haim Assael Law Offices, 5 Menachem Begin, Beit Dagan 50200 Tel: 972-3-9775533; Fax: 972-3-9775534 attention Maya Goldman Adv., as well as in the Company’s web site: www.barangroup.com.

Respectfully submitted, Baran Group, Ltd. Sasson Shilo, Secretary